Filed pursuant to Rule 424(b)(5)

Registration No. 333-286935

Prospectus Supplement

(To prospectus dated June 24, 2025)

Up to $13,000,000 of Common Stock

Golden Matrix Group, Inc. (the “Company,” “we,” or “us”) has entered into an Equity Distribution Agreement (the “Sales Agreement”) with Craig-Hallum Capital Group LLC (the “Sales Agent” or “Craig-Hallum”) relating to the issuance and sale of our common stock, par value $0.00001 per share offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our comment stock having an aggregate offering price of up to $20,000,000, from time to time through Craig-Hallum acting as our sales agent or principal. As of the date of this prospectus supplement, we have sold 332,166 shares of our common stock for aggregate gross sale proceeds of $609,376 in accordance with the Sales Agreement. After giving effect to the terms of the Sales Agreement, we may, from time to time, offer and sell shares of common stock having an aggregate offering price of up to $19.39 million under the Sales Agreement, which amount is in addition to the shares of common stock that we have sold as of the date of this prospectus supplement in accordance with the Sales Agreement. Notwithstanding the total dollar value of shares eligible for future sale under the Sales Agreement as of the date of this prospectus supplement as discussed above, this prospectus supplement only covers the sale of up to $13.0 million of shares of common stock, as a result of the guidance set forth in General Instruction I.B.6 of Form S-3, as discussed below. If the market value of shares of our common stock held by non-affiliates increases such that we may sell a greater amount of additional shares of common stock under the Sales Agreement and the registration statement of which this prospectus supplement is a part, and/or we decide to sell additional shares under the Sales Agreement, we will file another prospectus supplement prior to making such sales.

Our common stock is listed on the Nasdaq Capital Market under the symbol “GMGI.” On June 24, 2025, the last reported sales price of our common stock was $1.75.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The Sales Agent is not required to sell any specific number or dollar amount of securities. Instead, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross sales price from sales of shares under this offering. We will use the net proceeds from any sales under this prospectus supplement as described under “Use of Proceeds.” The amount of proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and its compensation as the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement. See “Plan of Distribution.”

As of June 24, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float calculated for purposes of General Instruction I.B.6 of Form S-3, was approximately $41,609,079, based on 138,860,128 shares of outstanding common stock as of June 24, 2025, of which approximately 117,951,043 shares were held by affiliates, and a price of $1.99 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on April 28, 2025. In the past 12 calendar months, we have offered and sold pursuant to General Instruction I.B.6 of Form S-3, an aggregate of 332,166 shares of common stock for gross proceeds of approximately $609,376. Accordingly, based on the foregoing, we are currently eligible under General Instruction I.B.6 of Form S-3 to offer and sell shares of our common stock having an aggregate offering price of up to approximately $13,260,316. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in the Shares involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 7 of the accompanying prospectus and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our most recently filed Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission, which are incorporated herein by reference in their entirety.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum

The date of this prospectus supplement is June 24, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated June 24, 2025, are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $300,000,000 in our securities described in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date. We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits that are a part of the registration statement. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement and the accompanying prospectus of which this prospectus supplement is a part, a future prospectus supplement, a free writing prospectus or a future filing with the SEC incorporated by reference in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us or the Sales Agent in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks, and service marks of Golden Matrix Group, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of our company. Other trade names, trademarks, and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

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The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information and have not commissioned any of such information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 8 of the accompanying prospectus.

All references to “we,” “our,” “us,” the “Company,” and “Golden Matrix” in this prospectus supplement mean Golden Matrix Group, Inc. and all entities owned or controlled by us except where it is made clear that the term means only the parent company. The term “you” refers to a prospective investor. Please carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In addition, unless the context otherwise requires and for the purposes of this prospectus and the accompanying prospectus supplement:

•	”Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	”SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

•	”Securities Act” refers to the Securities Act of 1933, as amended.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and accompanying base prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying base prospectus from the date on which we file that document. We incorporate by reference into this prospectus supplement and accompanying base prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this prospectus supplement and accompanying base prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement and accompanying base prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

(a)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 24, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2025 and Amendment No. 2 thereto filed with the SEC on April 30, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 8, 2025;

(c)

The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on  June 4, 2024; January 2, 2025; January 16, 2025; January 30, 2025; February 26, 2025; March 10, 2025; April 14, 2025; and April 29, 2025; and

(d)

The description of our common stock contained in the Registration Statement on Form 8-A filed on March 14, 2022, as updated by the description of our common stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2024, and as subsequently amended or updated.

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Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Golden Matrix Group, Inc.

3651 S. Lindell Road, Suite D131

Las Vegas, Nevada 89103

Attn: Corporate Secretary

info@goldenmatrix.com

Phone: (702) 318-7548

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

Statements made in this prospectus supplement and accompanying base prospectus or in any document incorporated by reference in this prospectus supplement and accompanying base prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

The information described above can also be accessed on the “Investors,” “Financial Information,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus supplement and accompanying base prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors,” “Financial Information,” “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. Information on our website is not part of this prospectus supplement and accompanying base prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

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This prospectus supplement is part of the registration statement and the accompanying base prospectus contained therein and does not contain all of the information included in the registration statement or the accompanying base prospectus. Whenever a reference is made in this prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus. The shares of common stock offered under this prospectus supplement and the accompanying base prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus, is accurate only as of the date of this prospectus supplement, the accompanying base prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus, or any free writing prospectus, or any sale of the shares of common stock.

This prospectus supplement and the accompanying base prospectus constitute a part of a registration statement we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth in the paragraph above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the prospectus, any free writing prospectus we may file, the documents or information incorporated by reference herein, other reports filed by us under the Exchange Act contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus supplement.

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If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement or any free writing prospectus, as applicable. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference herein or therein, or which we file as part of any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our consolidated financial statements, the notes to those consolidated financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See ”Risk Factors” beginning on page S-10 of this prospectus supplement, and beginning on page 8 of the accompanying prospectus, along with the risk factors in our most recent Annual Report on Form 10-K, and our most recent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, for a discussion of the risks involved in investing in our securities.

Overview

We  (i) operate online sports betting, online casino, and gaming operations in more than 15 jurisdictions across Europe, Africa and Central and South America, (ii) are an innovative provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators and, (iii) offer pay-to-enter prize competitions in the United Kingdom (UK) and lead trade promotions in Australia, providing members with free prizes.

MeridianBet Group Acquisition

On April 9, 2024 (the “Acquisition Date”), we consummated the transactions contemplated by that certain June 30, 2023, Amended and Restated Sale and Purchase Agreement of Share Capital, between the Company and Aleksandar Milovanović, Zoran Milošević and Snežana Božović, the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia; Društvo Sa Ograničenom Odgovornošću “MeridianBet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “MeridianBet Group”). On the Acquisition Date, the Company acquired 100% of the MeridianBet Group, effective for all purposes as of April 1, 2024.

S-5

Recent Events

On July 2, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Asset Management VIII LLC, a Delaware limited partnership (the “Investor”), pursuant to which the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $12,000,000 (the “Secured Convertible Note”) and a common stock purchase warrant (the “Lind Warrant”) to acquire 750,000 shares of common stock of the Company, at an exercise price of $4.00 per share. The Lind Warrant expires on July 2, 2029. A total of $10,000,000 was funded under the Secured Convertible Note (representing the principal amount less an original issue discount of 20%) on July 3, 2024.

On April 28, 2025, the Company voluntarily prepaid in full, the then $7,200,000 remaining balance of the Secured Convertible Note.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus supplement and the accompanying prospectus. These risks include, but are not limited to, the following:

Risks Related to this Offering

•	We face risks in connection with this offering, including dilution investors will experience; our use of the proceeds associated therewith; and dilution investors may experience.

Risks Related to the Company’s Need for Additional Funding and Financial Agreements

•

The Company will likely need to raise funding to pay certain post-closing obligations associated with prior acquisitions, to repay certain of our outstanding obligations, and for acquisitions, and we may not be able to raise funds on favorable terms, or at all. We may choose not to sell any shares of common stock under the Sales Agreement.

•

Our debt facilities require that we meet certain ratios and comply with certain positive and negative covenants. Our failure to comply with those requirements may result in an event of default, and the lender(s) thereunder requiring us to pay amounts due or foreclosing on our assets.

Risks Related to Our Business Operations and Industry

•

Economic downturns and adverse political and market conditions could adversely negatively affect the Company’s business, financial condition and results of operations. Economic uncertainty may affect consumer purchases of discretionary items, which has affected and may continue to adversely affect demand for the Company’s products and services, and/or our access to capital and/or increase the costs of such capital.

•

The Company relies on third-parties for numerous business services and if such providers fail to perform adequately or provide accurate information or we do not maintain business relationships with them, the business, financial condition and results of operations of the Company could be adversely affected. Malfunctions of third-party communications infrastructure, hardware and software expose us to a variety of risks we cannot control.

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•

Competition within the global entertainment and gaming industries is intense and our existing and future offerings may not be able to compete against other competing forms of entertainment such as television, movies and sporting events, as well as other entertainment and gaming options on the Internet. If our product offerings do not continue to be popular, our business could be harmed.

•

We face the risk of fraud, theft, and cheating. We face cyber security risks that could result in damage to our reputation and/or subject us to fines, payment of damages, lawsuits and restrictions on our use of data.

•

Our technology, systems and infrastructure have previously experienced, and may in the future, experience, a disruption in service, failure or a loss of data, which have in the past, and may in the future, cause financial harm, and may in the future cause reputational harm, to our business. Systems failures and resulting interruptions in the availability of our websites, applications, products, or services could harm our business.

•

There may be losses or unauthorized access to or releases of confidential information, including personally identifiable information, that could subject the Company to significant reputational, financial, legal and operational consequences.

•

A significant portion of our employees, consultants and operations are located outside of the U.S. and in many different foreign locations. We have business operations located in non-U.S. countries which subject us to additional costs and risks that could adversely affect our operating results. Our results of operations may be adversely affected by fluctuations in currency values.

Risks Related to Regulations

•

Changes in rules relating to gaming could have a material negative impact on our business. Failure to comply with regulatory requirements in a particular jurisdiction, or the failure to successfully obtain a license or permit applied for in a particular jurisdiction, could impact our ability to comply with licensing and regulatory requirements in other jurisdictions, or could cause the rejection of license applications or cancelation of existing licenses in other jurisdictions. We may be unable to obtain licenses in new jurisdictions where we or our customers operate.

Risks Related to Intellectual Property and Technology

•

If we are unable to protect our proprietary information or other intellectual property, our business could be adversely affected. Our intellectual property may be insufficient to properly safeguard our technology and brands. We may be subject to claims of intellectual property infringement or invalidity and adverse outcomes of litigation could unfavorably affect our operating results.

Risks Related to our Management

•

We rely on our management and if they were to leave our company our business plan could be adversely affected. Potential competition from executive officers, after they leave our employment could negatively impact the profitability of the Company.

Risks Related to International Operations

•

The risks related to international operations, in particular in countries outside of the United States, could negatively affect the Company’s results including foreign exchange and currency risks that could adversely affect its operations, and the Company’s ability to mitigate its foreign exchange risk through hedging transactions may be limited.

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Risks Related to our Common Stock and Securities

•	We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

•	Aleksandar Milovanović exercises majority voting control over us, which limits shareholders’ ability to influence corporate matters and could delay or prevent a change in corporate control.

•

The issuance of common stock upon conversion of our outstanding Series B Preferred Stock and Series C Preferred Stock and exercise of warrants will cause immediate and substantial dilution to existing shareholders and the sale of such common stock may depress the market price of our common stock.

Compliance, Reporting and Listing Risks

•	We need to meet certain continued listing requirements of The Nasdaq Capital Market in order to not have our common stock delisted from such markets.

General Risk Factors

•	If we make any future acquisitions, they may disrupt or have a negative impact on our business.

•	Litigation costs and the outcome of litigation could have a material adverse effect on the Company’s business.

•	Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Corporate Information

We were formed as a Nevada corporation in June 2008. Our executive offices are located at 3651 Lindell Road, Suite D131, Las Vegas, Nevada 89103, and our telephone number is (702) 318-7548. Our corporate website address is goldenmatrix.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement. We have included our web address as an inactive textual reference only.

Additional Information

For additional information about us, please refer to the documents set forth under “Information Incorporated by Reference” in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference herein.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors,” “Financial Information”, “SEC Filings” page of our website at https://goldenmatrix.com/investors-overview/sec-filings. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

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THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of the Shares, see the “Description of the Securities We Are Offering” section in this prospectus supplement.

Issuer	Golden Matrix Group, Inc.

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $13,000,000 (the “Shares”).

Manner of Offering	“At the market offering” that may be made from time to time through Craig-Hallum as sales agent or principal. See “Plan of Distribution” on page S-15.

Common Stock to Be Outstanding After This Offering(1)

Up to 146,288,699 shares of our common stock, assuming the sale of 7,428,571 shares of our common stock in this offering at an offering price at a price of $1.75 per share, which was the closing price of our common stock on the Nasdaq Capital Market on June 24, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Nasdaq Symbol	“GMGI”

Use of Proceeds

Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Craig-Hallum and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Shares under the Sales Agreement. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in complementary businesses or products; however, we have no current commitments or obligations to do so. Pending such use, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. See “Use of Proceeds.” on page S-13.

Risk Factors

An investment in the Shares involves significant risks. Please refer to “Risk Factors” beginning on page S-10 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Shares.

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is VStock Transfer, 18 Lafayette Place, Woodmere, New York 11598.

(1) The number of shares of common stock outstanding after the offering is based on 138,860,128 shares of our common stock outstanding as of June 24, 2025 and the sale of 7,428,571 shares of our common stock at an assumed offering price of $1.75 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on June 24, 2025, and excludes the following:

•	380,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $2.23 per share;

•	750,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at an exercise price of $4.00 per share; and

•	2,078,086 shares of common stock issuable upon the vesting of Restricted Stock Unit equity awards that were granted under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants.

S-9

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” below, in the section entitled ”Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our most recent quarterly report on Form 10-Q,  subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus supplement. For more information, see ”Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” above. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Our securities are subject to the following risk factors:

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. During the last 52 weeks our common stock has traded as high as $3.10 per share and as low as $1.33 per share. The market price of our common stock may continue to be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates, and market conditions in general could have a significant impact on the future market price of our common stock.

Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

•	actual or anticipated variations in our quarterly operating results;
•	changes in market valuations of similar companies;
•	adverse market reaction to the level of our indebtedness (if any);
•	additions or departures of key personnel;
•	actions by shareholders;
•	speculation in the press or investment community;
•

general market, economic, and political conditions, including an economic slowdown or dislocation in the global credit markets, continued increases in interest rates and/or inflation and/or global conflicts;

•	our operating performance and the performance of other similar companies;
•	changes in accounting principles; and
•	passage of legislation or other regulatory developments that adversely affect us or the gaming industry.

S-10

Our common stock is listed on the Nasdaq Capital Market under the symbol “GMGI.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, inflation, war, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our common stock may not develop or, if one develops, may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our comment stock has been, and may continue to be, volatile.

The market price of our common stock has been, and is likely to continue to be, highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk‑averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there have been, and may be, periods of several days or more when trading activity in our shares is minimal, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors have, and may in the future, materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

S-11

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 7,428,571 shares of our common stock are sold at a price of $1.75 per share pursuant to this prospectus supplement, which was the last reported sales price of our common stock on the Nasdaq Capital Market on June 24, 2025, for aggregate net proceeds of $12.4 million after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $(1.75) per share, representing a difference between our as adjusted pro forma net tangible book value per share as of March 31, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Moreover, to the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock.

S-12

As of the date of this prospectus supplement, we had 380,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $2.23 per share; 750,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at an exercise price of $4.00 per share; 2,078,086 shares of common stock issuable upon the vesting of Restricted Stock Unit equity awards that were granted under our equity incentive plans; 1,000,000 shares of common stock issuable upon conversion of outstanding Series B Voting Preferred Stock; and 1,000 shares of common stock issuable upon conversion of outstanding Series C Preferred Stock.

The exercise of such outstanding options or warrants or the conversion of outstanding convertible securities will result in further dilution of your investment. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Craig-Hallum at any time throughout the term of The Sales Agreement. The number of shares that are sold by Craig-Hallum after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Craig-Hallum. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Shares under or fully utilize the Sales Agreement with Craig-Hallum.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital. We may also use all or a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses or assets, but we currently have no agreements or commitments with respect to any investment or acquisition.

S-13

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2025, was ($22.3 million), or ($0.17) per share, and our pro forma net tangible book value, taking into account the Debt Conversion Transactions and ATM Sales (each defined below) was ($12.1 million), or ($0.09) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

“Debt Conversion Transactions” means those certain transactions entered into on: (a) April 9, 2025, whereby the Company and Aleksandar Milovanović (“Milovanović”), the Company’s majority stockholder, agreed to convert $9,445,460 owed to Milovanović into 4,843,826 shares of common stock of the Company, based on a conversion price of $1.80 per share; and (b) April 9, 2025, whereby Zoran Milošević, the Chief Executive Officer of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, our wholly-owned subsidiary (“Milošević”) and Snežana Božović, our director (“Božović”), agreed to convert (i) an aggregate of $100,000 owed by the Company to Milošević into 50,000 shares of common stock, and (ii) an aggregate of $25,000 owed to Božović into 12,500 shares of common stock, each based on a conversion price of $2.00 per share. “ATM Sales” refer to the sale of 332,166 shares of common stock for net proceeds of $609,376 from May 6, 2025 to June 18, 2025, pursuant to the Sales Agreement.

After giving effect to the assumed sale of 7,428,571 shares of common stock pursuant to this prospectus supplement in this offering, at an assumed offering price of $1.75 per share, the last reported sales price of our common stock on the Nasdaq Capital Market on June 24, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted pro forma net tangible book value as of March 31, 2025 would have been approximately $0.3 million), or $0.00 per share of common stock. This represents an immediate increase in net tangible book value of $0.09 per share to our existing stockholders (compared to pro forma net tangible book value) and an immediate dilution in net tangible book value of ($1.75) per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.75
Net tangible book value per share as of March 31, 2025	(0.17)
Increase in net tangible book value per share of common stock attributable to the Debt Conversion Transactions and ATM Sales	0.08
Increase in net tangible book value per share of common stock attributable to this offering	0.09
As adjusted pro forma net tangible book value per share of common stock as of March 31, 2025 after giving effect to this offering		$0.00
Dilution per share to investors participating in this offering		$(1.75)

S-14

The information above is as of March 31, 2025 and excludes, except as discussed in the Debt Conversion Transactions and ATM Sales, as of that date:

•	380,000 shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $2.23 per share;

•	Up to a maximum of 1,950,000 shares of common stock issuable upon conversion of a Senior Secured Note, at the option of the holder thereof (which Senior Secured Note was subsequently repaid in full);

•	750,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at an exercise price of $4.00 per share; and

•	2,005,070 shares of common stock issuable upon the vesting of Restricted Stock Unit equity awards that were granted under our equity incentive plans.

The table above assumes for illustrative purposes that an aggregate of 7,428,571 shares of our common stock are sold during the term of the Sales Agreement with the Sales Agent at a price of $1.75 per share, the last reported sales price of our common stock on the Nasdaq Capital Market on June 24, 2025, for aggregate gross proceeds of $13,000,000. The shares subject to the Sales Agreement may be sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.75 per share shown in the table above, assuming the sale of 7,428,571 shares of our common stock during the term of the Sales Agreement is sold at that price, would increase adjusted net tangible book value per share to $0.01, but would increase the dilution in net tangible book value per share to new investors in this offering by $0.24, to ($1.99) per share, after deducting estimated offering commissions and offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $1.75 per share shown in the table above, assuming the sale of 7,428,571 shares of our common stock during the term of the Sales Agreement is sold at that price, would reduce our adjusted net tangible book value per share after the offering to ($0.01), and would reduce the dilution in net tangible book value per share to new investors in this offering by $0.24, to ($1.51) per share, after deducting estimated offering commissions and offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The information discussed above is illustrative only and the shares subject to our Sales Agreement are being sold from time to time at various prices. To the extent that outstanding stock options are exercised, new stock options are issued or we issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $13,000,000 of shares of our common stock. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 9 of the accompanying prospectus.

PLAN OF DISTRIBUTION

On November 22, 2024, we entered into a Sales Agreement with Craig-Hallum under which we may offer and sell up to $20,000,000 of shares of our common stock from time to time through Craig-Hallum acting as sales agent or principal. As of the date of this prospectus supplement, we have sold 332,166 shares of our common stock for aggregate gross sale proceeds of $609,376 in accordance with the Sales Agreement. After giving effect to the terms of the Sales Agreement, we may, from time to time, offer and sell shares of common stock having an aggregate offering price of up to $19.39 million under the Sales Agreement, which amount is in addition to the shares of common stock that we have sold as of the date of this prospectus supplement in accordance with the Sales Agreement. Notwithstanding the total dollar value of shares eligible for future sale under the Sales Agreement as of the date of this prospectus supplement as discussed above, this prospectus supplement only covers the sale of up to $13.0 million of shares of common stock, as a result of the guidance set forth in General Instruction I.B.6 of Form S-3, as discussed on the cover page hereof. If the market value of shares of our common stock held by non-affiliates increases such that we may sell a greater amount of additional shares of common stock under the Sales Agreement and the registration statement of which this prospectus supplement is a part, and/or we decide to sell additional shares under the Sales Agreement, we will file another prospectus supplement prior to making such sales. Sales of our common stock, if any, will be made in negotiated transactions, including block trades or block sales, or at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made through the Nasdaq Capital Market or any other trading market for our common stock, or by any other method permitted by law.

S-15

Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify Craig-Hallum of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Craig-Hallum, unless Craig-Hallum declines to accept the terms of such notice, Craig-Hallum has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Craig-Hallum under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Craig-Hallum is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Craig-Hallum may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Craig-Hallum a commission equal to 3.0% of the gross offering proceeds of the shares of common stock sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed in the Sales Agreement to reimburse Craig-Hallum for the fees and disbursements of its counsel incurred in connection with the offering contemplated by the Sales Agreement, including any review and qualification by FINRA, in an amount not to exceed $50,000, plus $5,000 for each quarterly period thereafter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Craig-Hallum under the terms of the Sales Agreement, will be approximately $110,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

In connection with the sale of our shares of common stock on our behalf, Craig-Hallum will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Craig-Hallum will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Craig-Hallum against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Craig-Hallum may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Craig-Hallum may each terminate the Sales Agreement at any time.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K incorporated by reference in this prospectus supplement.

Craig-Hallum and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Craig-Hallum may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Craig-Hallum may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Craig-Hallum, and Craig-Hallum may distribute the prospectus supplement and the accompanying prospectus electronically.

S-16

LEGAL MATTERS

The validity of the common stock being offered hereby be passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Faegre Drinker Biddle & Reath LLP is acting as counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the years ended December 31, 2024 and 2023, appearing in Golden Matrix Group, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2024, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

The audited financial statements of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd together with its consolidated subsidiaries, collectively, “Meridianbet Group”, which comprise the consolidated balance sheets of Meridianbet Group as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income, owners’ equity, and cash flows for the years ended December 31, 2023, and 2022, and the related notes to the financial statements, which is included as Exhibit 99.1 to Golden Matrix Group, Inc.’s Current Report on Form 8‑K/A (Amendment No. 1) filed with the Securities and Exchange Commission on June 4, 2024, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

S-17

PROSPECTUS

Golden Matrix Group, Inc.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $300 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “GMGI”. On  June 24, 2025, the last reported sales price of our common stock on the Nasdaq Capital Market was $1.75 per share. There is currently no market for the other securities we may offer. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Common Stock on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $41,370,279, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 138,860,128 shares of common stock outstanding as of June 24, 2025, of which 20,789,085 shares were held by non-affiliates, at the closing share price of $1.99 on April 28, 2025, which was the highest closing price of our common stock reported on the Nasdaq Capital Market within the last 60 days prior to the date of this filing. In the past 12 calendar months, we have offered and sold pursuant to General Instruction I.B.6 of Form S-3, an aggregate of 332,166 shares of common stock for gross proceeds of approximately $609,376.

In this prospectus we are offering up to $300,000,000 of securities; however, pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. As of the date of this prospectus, under such rules and including our sales within the twelve-month period prior to the date of this prospectus, we are only eligible to sell up to approximately $13,260,316 of securities until our circumstances, as described above, change.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under, and incorporated by reference in, “Risk Factors” beginning on page 8 of this prospectus and the discussion of risk factors contained in our annual, transition, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, and in the other documents incorporated by reference herein, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense..

The date of this prospectus is June 24, 2025.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•

a prospectus supplement or supplements (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement(s) (including any free writing prospectus); and

•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement(s) to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement(s) provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement(s) or free writing prospectus, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement(s). You should read this prospectus and any prospectus supplement(s) and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement(s).

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement(s) and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement(s) and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement(s), and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement(s) and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that Golden Matrix Group, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the applicable prospectus supplement(s) and the documents incorporated by reference herein and therein and any free writing prospectus. This prospectus and the applicable prospectus supplement(s) and the documents incorporated by reference herein and therein and any free writing prospectus also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the applicable prospectus supplement(s) and the documents incorporated by reference herein and therein and any free writing prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement(s) and any applicable “free writing prospectus” before making an investment decision.

The market data and certain other statistical information used throughout this prospectus and the applicable prospectus supplement(s) are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the applicable prospectus supplement(s) and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the applicable prospectus supplement(s) or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus and the applicable prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the applicable prospectus supplement, as well as the data of competitors as they relate to Golden Matrix Group, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the applicable prospectus supplement(s) and any free writing prospectus to “we,” “us,” “our,” the “Registrant,” the “Company,” refer to Golden Matrix Group, Inc. and its subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information”, below.

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PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

We  (i) operate online sports betting, online casino, and gaming operations in more than 15 jurisdictions across Europe, Africa and Central and South America, (ii) are an innovative provider of enterprise Software-as-a-Service (“SaaS”) solutions for online casino operators and online sports betting operators, commonly referred to as iGaming operators and, (iii) offer pay-to-enter prize competitions in the United Kingdom (UK) and lead trade promotions in Australia, providing members with free prizes.

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Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our executive offices are located at 3651 Lindell Road, Suite D131, Las Vegas, Nevada  89103, and our telephone number is (702) 318-7548. Our corporate website address is goldenmatrix.com. Information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this prospectus.

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THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES

UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference into this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

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(a)

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), as filed with the SEC on March 24, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2025 and Amendment No. 2 thereto filed with the SEC on April 30, 2025;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 8, 2025;

(c)

The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on June 4, 2024; January 2, 2025; January 16, 2025; January 30, 2025; February 26, 2025; March 10, 2025; April 14, 2025, and April 29, 2025; and

(d)

The description of our common stock contained in the Registration Statement on Form 8-A filed on March 14, 2022, as updated by the description of our common stock contained in Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2024, and as subsequently amended or updated.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Golden Matrix Group, Inc.

3651 Lindell Road, Ste. D131

Las Vegas, NV  89103

Attn: Corporate Secretary

Phone: (702) 318-7548

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

We maintain an Internet website at www.goldenmatrix.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

•	common stock;

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•	preferred stock, in one or more series;

•	debt securities;

•	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

•	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the Nasdaq Capital Market under the symbol “GMGI”. Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended, and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

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Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering, will when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Report on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Forward‑Looking Statements” in this prospectus, below, where we describe additional uncertainties associated with our business and the forward‑looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to, the risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward‑looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and the prospectus supplement(s) and the documents incorporated therein, as applicable and any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference, and the prospectus supplement(s) and the documents incorporated therein and any free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF COMMON STOCK

The total number of authorized shares of our common stock is 300,000,000 shares, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

As of the date of this prospectus, we have 138,860,128 shares of common stock issued and outstanding, 1,000 shares of Series B Voting Preferred Stock issued and outstanding and 1,000 shares of Series C Preferred Stock issued and outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

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Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its articles of incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS, commonly referred to as the “Control Share Act”, that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person, but also any persons acting in association with the acquiring person. The NRS control share statutes only apply to issuers that have 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and whom do business in Nevada directly or through an affiliated corporation. At this time, we do not believe we have 100 shareholders of record who have addresses in Nevada and we do not conduct business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the Control Share Act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the Control Share Act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have a provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

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Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC 18 Lafayette Place, Woodmere, New York 11598.

Quotation on the Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “GMGI”.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share, of which a total of 1,000 shares of preferred stock have been designated as Series B Voting Preferred Stock, $0.00001 par value per share and 1,000 shares of preferred stock have been designated as Series C Preferred Stock. All 1,000 shares of designated Series B Voting Preferred Stock and Series C Preferred Stock are outstanding as of the date of this prospectus.

Series B Voting Preferred Stock

The Series B Voting Preferred Stock has the following rights:

Voting Rights. The holders of the Series B Voting Preferred Stock, voting as a class, vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series B Voting Preferred Stock entitles the holder 7,500 votes on all matters presented to the Company’s shareholders for a vote of shareholders, whether such vote is taken in person at a meeting or via a written consent (7,500,000 votes in aggregate for all outstanding shares of Series B Preferred Stock).

The Series B Preferred Stock also require the consent of the holders of at least a majority of the issued and outstanding shares of Series B Preferred Stock to (i) amend any provision of the designation of the Series B Preferred Stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock, (iii) adopt or authorize any new designation of any preferred stock or amend the Articles of Incorporation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series B Preferred Stock, (iv) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series B Preferred Stock, (v) issue any additional shares of Series B Preferred Stock, or (vi) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock.

Dividend Rights. None.

Liquidation Preference. None.

Conversion Rights. The holder of the Series B Preferred Stock has the right to convert each share of the Series B Preferred Stock into 1,000 shares of the Company’s common stock at the holder’s option from time to time after May 20, 2022.  The Series B Preferred Stock provides for the automatic conversion of all outstanding shares of Series B Preferred Stock into common stock of the Company, on a 1,000 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended), calculated without regard to any shares of common stock issuable upon conversion of the Series B Preferred Stock, nor any voting rights associated with such Series B Preferred Stock, of Mr. Brian Anthony Goodman, our Chief Executive Officer, falls below 10% of the Company’s common stock then outstanding, without taking into account the shares of common stock issuable upon conversion of the Series B Preferred Stock (Mr. Goodman beneficially owns 12.5% of the Company’s outstanding common stock pursuant to Rule 13d-3 of the Exchange Act as of the date of this prospectus, without taking into account the shares of common stock issuable upon conversion of the Series B Preferred Stock), or the first business day thereafter that the Company becomes aware of such.

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Redemption Rights. None.

Transfer Rights. The Series B Preferred Stock is not transferrable by Mr. Goodman.

Series C Preferred Stock

The Series C Preferred Stock has the following rights:

Voting Rights. The holders of the Series C Preferred Stock, voting as a class, will vote together with the holders of the Company’s common stock on all shareholder matters. At each vote, each share of Series C Preferred Stock entitles the holder 7,500 votes on all matters presented to the Company’s shareholders for a vote of shareholders, whether such vote is taken in person at a meeting or via a written consent (7,500,000 votes in aggregate for all outstanding shares of Series C Preferred Stock).

Additionally, for so long as (a) the Company’s Board of Directors has at least five members; and (b) the Aleksandar Milovanović, Zoran Milošević and Snežana Božović (the “Former MeridianBet Sellers”), collectively beneficially own more than 40% of the Company’s outstanding common stock (without taking into account shares voted by, or convertible into pursuant to, the Series C Preferred Stock) and for so long as the Series C Preferred Stock is outstanding, the holders of the Series C Preferred Stock, voting separately, will have the right to appoint two members to the Company’s Board of Directors. If (x) the Company’s Board of Directors has less than five members, or (y) the Former MeridianBet Sellers ever collectively beneficially own 40% or less of the Company’s outstanding common stock, the holders of the Series C Preferred Stock, voting separately, will have the right to appoint one member to the Board of Directors. The holders of the Series C Preferred Stock will also have the sole right to remove such persons solely appointed by the Series C Preferred Stock and to fill vacancies in such appointees.

See also the following table summarizing the above director appointment rights provided to the holders of the Series C Preferred Stock:

Percent Beneficial Ownership of Common Stock held by the Former MeridianBet Sellers	Total Directors on the Board of Directors	Total Directors the Holders of the Series C Preferred Stock Can Appoint
Greater than 40%	Five	Two
	Less than five	One
40% or less, but at least 10%	Any number	One
Less than 10%	Any number	None (because under that threshold, the Former MeridianBet Sellers’ Series C Preferred Stock automatically converts into common stock, meaning the Director-appointment right terminates)

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The Series C Preferred Stock will also require the consent of the holders of at least a majority of the issued and outstanding shares of Series C Preferred Stock to (i) amend any provision of the designation of the Series C Preferred Stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of any preferred stock of the Company, (iii) adopt or authorize any new designation of any preferred stock, (iv) amend the Articles of Incorporation of the Company in a manner which adversely affects the rights, preferences and privileges of the Series C Preferred Stock, (v) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into shares of Series C Preferred Stock, (vi) issue any additional shares of preferred stock, or (vii) alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock.

Dividend Rights. None.

Liquidation Preference. None.

Conversion Rights. The holders of the Series C Preferred Stock have the right to convert each share of the Series C Preferred Stock into one share of the Company’s common stock at any time. The Series C Preferred Stock also provides for the automatic conversion of all outstanding shares of Series C Preferred Stock into common stock of the Company, on a 1 for 1 basis, on the date that the aggregate beneficial ownership of the Company’s common stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended), calculated without regard to any shares of common stock issuable upon conversion of the Series C Preferred Stock, of the Former MeridianBet Sellers (collectively), falls below 10% of the Company’s common stock then outstanding, without taking into account the shares of common stock issuable upon conversion of the Series C Preferred Stock, or the first business day thereafter that the Company becomes aware of such.

Redemption Rights. None.

Transfer Rights. The Series C Preferred Stock is not transferrable by the Former MeridianBet Sellers.

General

Under the terms of our Articles of Incorporation, as amended, shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•

the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

•	any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

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We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option and/or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and accrued interest, if any, with respect to such securities to be due and payable;

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•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities.  We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.  If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

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In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

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At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

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All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

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Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

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Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

•

the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•

the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

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We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

•

after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

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Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of New York.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

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Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	the performance of third-party service providers;

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

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Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Capital Market in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

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•	through the writing of options; or

•	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best-efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

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Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, or listed on the exchange where our common stock is then listed, subject where applicable, to official notice of issuance and where applicable, subject to the requirements of the exchange (which in some cases require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on existing trading market, or sales made to or through a market maker other than on an exchange, each in accordance with Rule 415(a)(4) under the Securities Act. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Golden Matrix Group, Inc. and subsidiaries for the years ended December 31, 2024 and 2023, appearing in Golden Matrix Group, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2024, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

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The audited financial statements of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd together with its consolidated subsidiaries, collectively, “Meridianbet Group”, which comprise the consolidated balance sheets of Meridianbet Group as of December 31, 2023, and 2022, and the related consolidated statements of operations and comprehensive income, owners’ equity, and cash flows for the years ended December 31, 2023, and 2022, and the related notes to the financial statements, which is included as Exhibit 99.1 to Golden Matrix Group, Inc.’s Current Report on Form 8‑K/A (Amendment No. 1) filed with the Securities and Exchange Commission on June 4, 2024, have been audited by M&K CPAS, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are on the “Investors,” “Financial Information,” “SEC Filings” page of our website at  www.goldenmatrix.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

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Up to $13,000,000 of Common Stock

Golden Matrix Group, Inc.

PROSPECTUS SUPPLEMENT

Craig-Hallum

June 24, 2025

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